UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2018

MAMMOTH ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-37917 (Commission File Number)	32-0498321 (I.R.S. Employer Identification Number)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma (Address of principal executive offices)		73134 (Zip code)

(405) 608-6007

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Information disclosed in Item 8.01 below with respect to the Initial PREPA Contract and the Amendment (each as defined in Item 8.01) is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 29, 2018, Mammoth Energy Services, Inc. (the “Company”) issued a press release providing an update on the services performed by its wholly-owned subsidiary, Cobra Acquisitions LLC (“Cobra”), in Puerto Rico relating to the restoration of the Puerto Rican electric power grid and announcing an increase in the value of Cobra’s contract for services in Puerto Rico. A copy of the press release is attached hereto as Exhibit 99.1

Item 8.01. Other Events.

On September 20, 2017, Hurricane Maria struck Puerto Rico, inflicting catastrophic damage on the island’s electric power grid. In October 2017, Cobra, in coordination with the Company’s logistics and remote accommodations teams, presented the Puerto Rico Electric Power Authority (“PREPA”) with a self-contained plan to provide both storm restoration services and related housing, security, medical and food services to alleviate additional pressure on an already strained infrastructure in Puerto Rico. The Company’s energy infrastructure segment is led by a professional electric infrastructure management team with an average of over 25 years of experience in the electrical transmission and distribution business. This team has extensive experience in storm and disaster mitigation, including repair and restoration efforts following Hurricanes Sandy, Katrina, Harvey and Irma and the earthquake in Haiti. In addition, the Company currently provides infrastructure services in the Northeast, Southeast and Midwest portions of the United States and has agreements in place with private utilities, public investor owned utilities (“IOUs”) and co-operative utilities (“Co-Ops”).

As previously announced, effective October 19, 2017, Cobra entered into an emergency master services agreement with PREPA (such agreement, as subsequently amended by three technical amendments, is hereinafter referred to as the “Initial PREPA Contract”). Harnessing the Company’s internal resources and industry relationships, within two weeks following the effective date of the Initial PREPA Contract, Cobra had approximately 515 experienced transmission and distribution workers and mobilized to Puerto Rico approximately 400 pieces of equipment and two berthing barges with accommodations for approximately 550 people. In addition to adding employees, Cobra also subcontracted additional resources to assist in its repair efforts, including helicopters and pilots to erect towers and pull wire for reconnection, steel workers to fix transmission poles and rework steel damaged in the storm, road equipment and operators to carve access to work sites, tree services to clear brush and trees and security teams.

The Initial PREPA Contract has a one-year term and provided for up to $200.0 million of services which was initially expected to be fully utilized within a 120-day period. The scope of the work provided for in the Initial PREPA Contract included labor, supervision, tools and equipment to perform the storm repairs at various locations in Puerto Rico. The specific repair projects that Cobra works on, including power lines, towers and overall infrastructure, are assigned by PREPA. Once assigned, Cobra, together with PREPA and other governmental agencies, undertake an assessment of the project, which includes an evaluation of the severity of the damage, the work to be performed, the issues anticipated to be encountered during the restoration of the power to the applicable substations, transmission and/or distribution lines and the estimated timeline for completion of the work. Cobra is in communication with PREPA and other governmental agencies as it performs its work and also provides PREPA and other governmental agencies a written report on the status of each project on a daily basis to maintain an open line of communication, make modifications to the scope, timing and performance requirements and ensure compliance with its contract with PREPA. Cobra is paid a daily blended rate that covers, among other things, lineman, equipment, lodging, power, water, meals, laundry, security and management. Accordingly, revenue is recognized on a daily basis as it is time-based rather than based on completion of work or other milestones.

Subsequent to Cobra’s initial mobilization to Puerto Rico, PREPA asked Cobra to increase its staffing on multiple occasions. As a result of the increased services performed by Cobra, the $200.0 million allocation under the Initial PREPA Contract was fully applied to services performed by Cobra during the fourth quarter of 2017. Due to the continuing need for Cobra’s services, on January 28, 2018, Cobra and PREPA amended the Initial PREPA

Contract to increase the total contract amount by an additional $245.4 million to a total of $445.4 million (the “Amendment”). Under the terms of the Amendment, the number of workers requested by PREPA and provided by Cobra increased to at least 882, up from 434 in the Initial PREPA Contract, and the billable daily rate for those workers was decreased. Based on the current level of services provided, Cobra anticipates the additional amount specified in the Amendment will fund an additional 77 days of its services.

PREPA’s ability to meet its payment obligations under the Initial PREPA Contract and the Amendment is largely dependent upon funding from the Federal Emergency Management Agency (“FEMA”). By letter dated December 23, 2017, FEMA notified the Puerto Rico Governor’s authorized representative that, at the request of PREPA, FEMA reviewed the Initial PREPA Contract with Cobra and rates for service. In its letter, FEMA stated that “[u]nder the exigent circumstances after Hurricane Maria, PREPA awarded this contract in compliance with the emergency procurement provisions of the Government of Puerto Rico and Executive Orders issued as a result of the disaster … [and] FEMA has also determined the costs under this contract to be reasonable.”

Cobra intends to seek additional repair and restoration work for PREPA’s electric grid beyond the service period provided for in the Amendment, as well as work rebuilding and modernizing PREPA’s electrical grid once the repair and restoration phase is complete. However, there can be no assurance that Cobra will be successful is securing this additional work.

The descriptions of the Initial PREPA Contract and the Amendment contained herein are modified in their entirety by reference to the Initial PREPA Contract, including three technical amendments thereto, and the Amendment, incorporated by reference to Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

10.1	Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, executed on October 19, 2017, by the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37917), filed with the SEC on November 14, 2017).

10.2	Amendment No. 1 to Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, executed on November 1, 2017, by the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37917), filed with the SEC on November 14, 2017).

10.3*	Amendment No. 2 to Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, dated as of December 8, 2017, between the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC.

10.4*	Amendment No. 3 to Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, dated December 21, 2017, between the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC.

10.5*	Amendment No. 4 to Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, dated as of January 28, 2018, between the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC.

99.1**	Press Release, dated January 29, 2018, entitled “Cobra’s Puerto Rico Contract Increased to Approximately $445 million; Update on Puerto Rico Activities.”

* Filed herewith.

**Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.

Date: January 31, 2018	By:	/s/ Mark Layton
Mark Layton Chief Financial Officer and Secretary